                                                                  EXHIBIT NO. 23
                                                                  --------------

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
Armstrong Holdings, Inc.:

We consent to incorporation by reference in Registration Statement No. 333-74501 on Form S-3 and the Registration Statements No., 33-91890, 33-18996, 33-18997, 33-29768, 33-65768, 333-74633, 333-79093 and 333-43872 on Form S-8 of Armstrong
Holdings, Inc. of our report dated February 26, 2001, relating to the consolidated balance sheets of Armstrong Holdings, Inc., and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of earnings, cash flows and shareholders' equity and the related financial statement schedule for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Armstrong Holdings, Inc.

Our report dated February 26, 2001, contains an explanatory paragraph that states three of the Company's domestic subsidiaries, including Armstrong World Industries, Inc. filed separate voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on December 6, 2000 and Armstrong World Industries, Inc. has also defaulted on certain debt obligations. Our report also states that the filing under Chapter 11 and the resulting increased uncertainty regarding the Company's potential asbestos liabilities raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of these uncertainties.

KPMG LLP

Philadelphia, Pennsylvania
March 27, 2001

                                                                  EXHIBIT NO. 23

                        Consent of Independent Auditors
                        -------------------------------

The Board of Directors
Armstrong World Industries, Inc.:

We consent to incorporation by reference in Registration Statement No. 333-74501 on Form S-3 and the Registration Statements No. 33-91890, 33-18996, 33-18997, 33-29768, 33-65768, 333-74633 and 333-79093 on Form S-8 of Armstrong World
Industries, Inc. of our report dated February 26, 2001, relating to the consolidated balance sheets of Armstrong World Industries, Inc., and subsidiaries as of December 31, 2000 and 1999 and the related consolidated statements of earnings, cash flows and shareholders' equity and the related financial statement schedule for each of the years in the three-year period ended December 31, 2000, which report appears in the December 31, 2000 annual report on Form 10-K of Armstrong World Industries, Inc.

Our report dated February 26, 2001, contains an explanatory paragraph that states the Company and two of its domestic subsidiaries filed separate voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on December 6, 2000 and the Company has also defaulted on certain debt obligations. Our report also states that the filing under Chapter 11 and the resulting increased uncertainty regarding the Company's potential asbestos liabilities raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of these uncertainties.

KPMG LLP

Philadelphia, Pennsylvania
March 27, 2001